THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                            ARTICLES OF ORGANIZATION
                             (Under G. L. Ch. 156B)
                                  Incorporators

NAME                                                         POST OFFICE ADDRESS
----                                                         -------------------

Include given name in full in case of natural persons; in case of corporation, give state of incorporation.

Keith D. Lind                                            100 Charles River Plaza
                                                         Boston, MA 02114

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.       The name of the corporation is:

         Holmes Air (Taiwan) Corp.


2. The purpose of the corporation is to engage in the following business activities:

         To import and export goods, products and services, without limiting the generality of the foregoing, to and from the United States and Taiwan, as well as other countries; and

         To buy, sell, manufacture, distribute, warehouse, market and otherwise deal in goods, products and services of all kinds and to carry on any and all activities necessary, related or incidental thereto; and

         To carry on any business and engage in any other activity, whether or not related to those in the foregoing paragraphs, which may be permitted by the laws of Massachusetts to a corporation organized under Chapter 156B of the General Laws of Massachusetts, as may be amended from time to time.



Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

3. The total shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

--------------------------------------------------------------------------------

       WITHOUT PAR VALUE                           WITH PAR VALUE

--------------------------------------------------------------------------------
   TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Common:          15,000            Common:           None             $ N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         None            Preferred:         None             $ N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

         None.


5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

         None.


6. **Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, of any class of stockholders:


         See Continuation Sheet 6A.




**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of the organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or later effective date is desired, specify date (not more than 30 days after the date of filing).

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a. The post office address of the initial principal office of the corporation in Massachusetts is: 7 October Hill Road, Holliston, MA 01746

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

 NAME               RESIDENTIAL ADDRESS     POST OFFICE ADDRESS

President:          21 Pierce Road          7 October Hill Road
Jordan A. Kahn      Wellesley, MA 02181     Holliston, MA 01746

Treasurer:          21 Pierce Road          7 October Hill Road
Jordan A. Kahn      Wellesley, MA 02181     Holliston, MA 01746

Clerk:              122 Nehoiden Road       100 Charles River Plaza
Donald H. Siegel    Waban, MA 02168         Boston, MA 02114

Directors:          21 Pierce Road          7 October Hill Road
Jordan A. Kahn      Wellesley, MA 02181     Holliston, MA 01746

Vice President:     307 Tuttle Street       7 October Hill Road
Bernard Chiu        Fall River, MA 02724    Holliston, MA 01746



c. The date initially adopted on which the corporation's fiscal year end is:
                                   December 31

d. The date initially fixed in the By-Laws for the annual meeting of stockholders of the corporation is:
                            Second Thursday in April

e. The name and business address of the resident agent, if any, of the corporation is: N/A


IN WITNESS WHEREOF and under the penalties of perjury, sign(s) these Articles of Organization this 3rd day of January, 1986.

                  /s/ Keith D. Lind
--------------------------------------------------------------------------------
                      Keith D. Lind
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12



                        ===============================


I hereby certify that, upon examination the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 6th day of January, 1985.


               Effective date: /s/ Michael Joseph Connolly
                               -------------------------------------------------
                               MICHAEL JOSEPH CONNOLLY
                               Secretary of State



                         TO BE FILLED IN BY CORPORATION
                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

                           TO:   Keith D. Lind
                               -------------------------------------------------
                                 c/o Posternak, Blankstein & Lund, L.L.P.
                               -------------------------------------------------
                                 100 Charles River Plaza
                               -------------------------------------------------
                                 Boston, MA 02114
                               -------------------------------------------------
                     Telephone: (617) 367-9595
                               -------------------------------------------------


FILING FEE: 1/20 of 1% of the total amount of authorized capital stock without par value, but not less than $150.00 General Laws, Chapter 156B, shares of stock with a par value less than one dollar shall be deemed to have a par value of one dollar per share.